SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

AUGUST 19, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On August 19, 2004, ProsoftTraining announced that it had received notice from a Nasdaq Listing Qualifications Panel on August 18, 2004, indicating that the Panel determined to continue the listing of the Company’s securities on the Nasdaq SmallCap Market, pursuant to the Company holding its annual meeting of shareholders for fiscal year 2003 on August 26, 2004, as scheduled.

Prosoft’s securities remain listed on the Nasdaq SmallCap Market subject to its continuing minimum $1.00 per-share closing bid price deficiency, as previously reported. The Company was granted a grace period through December 20, 2004, to regain compliance with the bid price requirement per Marketplace Rule 4310(c)(4).

A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS

99.1	ProsoftTraining press release dated August 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOFTTRAINING
(Registrant)

Date: August 20, 2004	By:	/s/ William J. Weronick
	Name:	William J. Weronick
	Title:	Vice President Finance